UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2020

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706

(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2020, TimkenSteel Corporation (the “Company”) closed the previously announced exchanges of $46,035,000 aggregate principal amount of the Company’s 6.00% Convertible Senior Notes due 2021 (the “Existing Convertible Notes”) for $46,035,000 aggregate principal amount of its new 6.00% Convertible Senior Notes due 2025 (the “New Convertible Notes”). The Company did not receive any cash proceeds from the issuance of the New Convertible Notes.

The New Convertible Notes are the Company’s senior unsecured obligations and bear interest at a rate of 6.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2021. The New Convertible Notes are convertible at the option of holders in certain circumstances and during certain periods into the Company’s common shares (the “Common Shares”), cash, or a combination thereof, at the Company’s election. The conversion rate will initially be 127.8119 Common Shares per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $7.82 per Common Share), subject to customary adjustments. In the event of a make-whole fundamental change, the conversion rate will be increased by a number of additional Common Shares for New Convertible Notes converted in connection with such make-whole fundamental change to a maximum of 153.3742 Common Shares per $1,000 principal amount of New Convertible Notes, subject to customary adjustments. The New Convertible Notes will mature on December 1, 2025, unless earlier repurchased or converted in accordance with their terms prior to that date.

The New Convertible Notes were issued pursuant to the provisions of an indenture, dated May 31, 2016 (the “Base Indenture”), as supplemented by a supplemental indenture, dated December 15, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

Copies of the Base Indenture and the Second Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The New Convertible Notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). Each of the Investors is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) and a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The issuance of any Common Shares upon conversion will be in reliance upon Section 3(a)(9) of the Securities Act as exchanges solely with existing security holders. Based on the initial maximum conversion rate of 153.3742 Common Shares per $1,000 principal amount of New Convertible Notes, an aggregate maximum of 7,060,582 Common Shares are initially issuable upon conversion of the New Convertible Notes.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 31, 2016, File No. 001-36313).

4.2	Second Supplemental Indenture, dated December 15, 2020, by and between the Company and U.S. Bank National Association, as Trustee (including Form of New Convertible Note).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2020

TimkenSteel Corporation

By:	/s/ Frank A. DiPiero
Name:	Frank A. DiPiero
Title:	Executive Vice President, General Counsel and Secretary